Exhibit 99.1
Teleflex Incorporated
Pro forma Segment Results of Operations		2004 - (Unaudited)

Restated to Reflect Discontinued Operations				YTD
	Q1	Q2	Q3	Q3
Revenues
Commercial	$313,347	$322,568	$267,620	$903,535
Medical	150,600	158,245	204,824	513,669
Aerospace	136,590	136,168	125,785	398,543

	$600,537	$616,981	$598,229	$1,815,747

Operating profit (*)
Commercial	$31,716	$36,201	$16,542	$84,459
Medical	22,906	26,498	30,465	79,869
Aerospace	1,613	(4,579)	3,519	553

	56,235	58,120	50,526	164,881
Corporate expenses	6,561	6,527	7,585	20,673
Gain (loss) on sale of businesses and assets	—	(5,083)	563	(4,520)

Income before interest and taxes	49,674	56,676	42,378	148,728
Interest expense	6,775	6,145	12,590	25,510

Income before taxes from continuing operations	42,899	50,531	29,788	123,218
Taxes on income from continuing operations	11,211	13,859	5,534	30,604

Net income from continuing operations	31,688	36,672	24,254	92,614

Operating loss from discontinued operations	(1,966)	(3,080)	(8,646)	(13,692)
Taxes on earnings from discontinued operations	250	(573)	(1,885)	(2,208)

Net income	$29,472	$34,165	$17,493	$81,130

Earnings per share:
Basic:
Earnings from continuing operations	0.80	0.91	0.60	2.31
Loss from discontinued operations	(0.06)	(0.06)	(0.17)	(0.29)

Net earnings	0.74	0.85	0.43	2.02
Diluted:
Earnings from continuing operations	0.79	0.90	0.60	2.29
Loss from discontinued operations	(0.06)	(0.06)	(0.17)	(0.29)

Net earnings	0.73	0.84	0.43	2.00
Average number of common and common equivalent
shares outstanding
Basic	39,990	40,195	40,273	40,153
Diluted	40,457	40,538	40,414	40,470

(*) Segment operating profit is defined as a segment’s revenues reduced by its cost of sales and its operating expenses. Corporate expenses, gain (loss) on sale of businesses and assets, interest expense and taxes on income are excluded from the measure.

These discontinued operations have not historically been separately identified, consolidated and audited as presented in this schedule. Thus these estimates may be revised during the audit process.

Teleflex Incorporated
Pro forma Segment Results of Operations			2003 - (Unaudited)

Restated to Reflect Discontinued Operations					Full
	Q1	Q2	Q3	Q4	Year
Revenues
Commercial	$267,323	$286,603	$252,027	$283,591	$1,089,544
Medical	118,145	129,679	139,644	147,243	534,711
Aerospace	128,265	130,061	131,965	138,309	528,600

	$513,733	$546,343	$523,636	$569,143	$2,152,855

Operating profit (*)
Commercial	$29,440	$33,664	$19,359	$28,990	$111,453
Medical	19,047	21,576	20,992	23,740	85,355
Aerospace	1,913	1,940	469	4,917	9,239

	50,400	57,180	40,820	57,647	206,047
Corporate expenses	5,055	4,981	5,387	6,041	21,464
Gain on sale of businesses and assets	(3,068)	—	—	—	(3,068)

Income before interest and taxes	48,413	52,199	35,433	51,606	187,651
Interest expense	6,565	6,610	6,580	6,582	26,337

Income before taxes from continuing operations	41,848	45,589	28,853	45,024	161,314
Taxes on income from continuing operations	12,171	13,015	7,364	10,562	43,112

Net income from continuing operations	29,677	32,574	21,489	34,462	118,202

Operating loss from discontinued operations	(313)	(759)	(3,544)	(5,207)	(9,823)
Taxes on earnings from discontinued operations	123	(20)	(277)	(550)	(724)

Net income	$29,241	$31,835	$18,222	$29,805	$109,103

Earnings per share:
Basic:
Earnings from continuing operations	0.75	0.83	0.54	0.87	2.99
Loss from discontinued operations	(0.01)	(0.02)	(0.08)	(0.12)	(0.23)

Net earnings	0.74	0.81	0.46	0.75	2.76
Diluted:
Earnings from continuing operations	0.75	0.82	0.53	0.86	2.96
Loss from discontinued operations	(0.01)	(0.02)	(0.08)	(0.12)	(0.23)

Net earnings	0.74	0.80	0.45	0.74	2.73
Average number of common and common equivalent
shares outstanding
Basic	39,446	39,539	39,655	39,751	39,598
Diluted	39,700	39,837	40,072	40,157	39,942

(*) Segment operating profit is defined as a segment’s revenues reduced by its cost of sales and its operating expenses. Corporate expenses, gain on sale of businesses and assets, interest expense and taxes on income are excluded from the measure.

These discontinued operations have not historically been separately identified, consolidated and audited as presented in this schedule. Thus these estimates may be revised during the audit process.

Teleflex Incorporated
Pro forma Segment Results of Operations		2002 - (Unaudited)

Restated to Reflect Discontinued Operations					Full
	Q1	Q2	Q3	Q4	Year
Revenues
Commercial	$237,350	$263,758	$236,274	$234,748	$972,130
Medical	107,303	113,473	112,223	115,678	448,677
Aerospace	135,341	141,185	133,899	131,630	542,055

	$479,994	$518,416	$482,396	$482,056	$1,962,862

Operating profit (*)
Commercial	$25,996	$30,301	$19,820	$25,142	$101,259
Medical	17,367	18,394	17,617	18,935	72,313
Aerospace	11,429	10,888	7,954	3,905	34,176

	54,792	59,583	45,391	47,982	207,748
Corporate expenses	4,570	4,613	4,893	4,828	18,904
Gain on sale of businesses and assets	—	—	—	(10,085)	(10,085)

Income before interest and taxes	50,222	54,970	40,498	53,239	198,929
Interest expense	6,036	6,239	6,280	6,468	25,023

Income before taxes from continuing operations	44,186	48,731	34,218	46,771	173,906
Taxes on income from continuing operations	13,537	14,764	7,323	12,104	47,728

Net income from continuing operations	30,649	33,967	26,895	34,667	126,178

Operating (loss) profit from discontinued operations	(292)	(617)	(1,078)	569	(1,418)
Taxes on earnings from discontinued operations	(61)	(186)	(463)	204	(506)

Net income	$30,418	$33,536	$26,280	$35,032	$125,266

Earnings per share:
Basic:
Earnings from continuing operations	0.79	0.86	0.68	0.88	3.21
(Loss) income from discontinued operations	(0.01)	(0.01)	(0.01)	0.01	(0.02)

Net earnings	0.78	0.85	0.67	0.89	3.19
Diluted:
Earnings from continuing operations	0.77	0.85	0.68	0.87	3.17
(Loss) income from discontinued operations	—	(0.01)	(0.02)	0.01	(0.02)

Net earnings	0.77	0.84	0.66	0.88	3.15
Average number of common and common equivalent
shares outstanding
Basic	39,038	39,241	39,341	39,384	39,251
Diluted	39,638	39,968	39,820	39,717	39,786

(*) Segment operating profit is defined as a segment’s revenues reduced by its cost of sales and its operating expenses. Corporate expenses, gain on sale of businesses and assets, interest expense and taxes on income are excluded from the measure.

These discontinued operations have not historically been separately identified, consolidated and audited as presented in this schedule. Thus these estimates may be revised during the audit process.